UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009

APEX BIOVENTURES ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	6770	20-4997725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Farm Lane
Hillsborough, California 94010
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 344-3029

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Apex Bioventures Acquisition Corp. (the “Company”) received a notice dated February 10, 2009 from the NYSE Alternext US LLC (the “Exchange”) stating that the Company is not in compliance with one of the requirements for continued listing on the Exchange.  Specifically, the Exchange advised that the Company is not in compliance with Section 704 of the Exchange’s Company Guide because the Company did not hold an annual meeting during calendar year 2008.

In order to maintain its listing on the Exchange, the Company must submit a plan to the Exchange by March 10, 2009 addressing the manner in which the Company intends to regain compliance with Section 704 of the Company Guide by August 11, 2009.  If the Company does not submit a plan or if the plan is not accepted by the Exchange, the Company will be subject to delisting procedures as set forth in the Company Guide.  The Company is in the process of preparing that plan for submission to the Exchange.

On February 13, 2009, the Company issued a press release disclosing its receipt of the notice from the Exchange summarized above and the fact that the Company is not in compliance with the Exchange’s continued listing requirements.  A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits.

99.1           Press Release, dated February 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APEX BIOVENTURES ACQUISITION CORPORATION

By:	/s/ Darrell J. Elliott
Darrell J. Elliott
Chairman and Chief Executive Officer

Dated: February 13, 2009

EXHIBIT INDEX

Exhibit Number                  Description

99.1                      Press Release, dated February 13, 2009.